Exhibit 99.1

Evergreen Energy Inc. Receives Offer for K-Fuel®

DENVER, October 4, 2011:  Evergreen Energy Inc. (NYSE Arca:EEE) announced that it had received an offer from Stanhill Capital Partners (“Stanhill”) to purchase the Company’s K-Fuel® process and technology business for $30 million.  Among other things, the offer is expressly conditioned upon completion of due diligence, negotiation of definitive documents, the approval of Evergreen’s stockholders and final approval of Stanhill’s investment committee.

The Company has formed a special committee consisting of Messrs. Richard B. Perl, Thomas H. Stoner, Chester N. Winter and Robert S. Kaplan to consider the Stanhill offer and other strategic alternatives.  The members of the special committee are disinterested in the transaction. The special committee has retained Cooley LLP to serve as its independent legal counsel and is in the process of engaging a financial advisor to assist it in its process.

Stanhill is a private merchant banking company based in London, Singapore and Hong Kong, with a focus on investments in the natural resources sector.  Ilyas Khan, a member of the Company’s Board of Directors and the Company’s Executive Chairman and Acting Chief Executive Officer, is a substantial shareholder of Stanhill, and Peter Moss, also a member of the Company’s Board of Directors has acted as an advisor to Stanhill Capital Partners in the past.  Neither are members of the special committee formed to consider the offer from Stanhill.

There can be no assurance that any agreement on terms satisfactory to the special committee will result from the Stanhill offer or that any transaction whatsoever will be completed.

Evergreen Energy Inc.

Evergreen Energy Inc. offers environmental solutions for energy production and generation industries, primarily through its patented clean coal technology, K-Fuel®. K-Fuel® significantly improves the performance of low-rank sub-bituminous and brown coals and lignite. The process yields higher efficiency levels, which are variable depending on the type of coal processed, by applying heat and pressure to low-rank coals to reduce moisture. For more information, please visit the company’s website at www.evgenergy.com.

Safe Harbor Statement

Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission. Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Our ability to execute our business plan and develop the K-Fuel® or GreenCert™ technologies, the successful development and operation of our Southern Coal Holdings venture with WPG Resources (“SCH”) and our ability to complete a transaction with Stanhill for the sale of our K-Fuel® process and technology business,  may be adversely impacted by unfavorable decisions in pending litigation, the inability of Green Bridge Holdings to make future payments under the terms of the sale of the Landrica Development Company assets and our Ft. Union Plant, the inability to raise sufficient additional capital in a timely manner to pursue the development of the technology, complete a transaction with Stanhill or to pursue the development and operation of SCH, unsuccessful exploratory activities with respect to the identified SCH coal deposits, the inability to successfully apply the K-Fuel® technology to SCH’s coal deposits, the inability of SCH to obtain regulatory approval for its activities, adverse conditions for the marketing and sale of upgraded coal, the ability to successfully develop and commercialize other applications of the K-Fuel® technology (including the development of an activated carbon product), the ability of the Company to successfully maintain and defend its patents, including the application of such patents to other uses of the K-Fuel® technology,. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Contacts:

Evergreen Energy Inc. Contact:
Jimmac Lofton, Investor Relations, 1-720-945-0511
jlofton@evgenergy.com

Public Relations Contact:
Daniel Yunger, Kekst & Co., 1-212-521-4879
daniel-yunger@kekst.com

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